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                                                                       Exhibit 5

                               PALMER & DODGE LLP
                    One Beacon Street, Boston, MA 02108-3190


TELEPHONE: (617) 573-0100                              FACSIMILE: (617) 227-4420


                                 October 8, 1999


Genzyme Corporation
One Kendall Square
Cambridge, Massachusetts  02139


Ladies and Gentlemen:

         We are rendering this opinion in connection with the Registration Statement on Form S-3 (the "Registration Statement") filed by Genzyme Corporation (the "Company") with the Securities and Exchange Commission under the Securities Act of 1933, as amended, on or about the date hereof. The Registration Statement relates to the registration of 1,000,000 shares (the "Shares") of Genzyme Molecular Oncology Division Common Stock, $0.01 par value per share. We understand that the Shares are to be offered and sold from time to time by the selling securityholder named in the Prospectus forming part of the Registration Statement in the manner described in such Prospectus.

         We have acted as your counsel in connection with the preparation of the Registration Statement and are familiar with the proceedings taken by the Company in connection with the authorization and issuance of the Shares. We have examined all such documents as we consider necessary to enable us to render this opinion.

         Based upon the foregoing, we are of the opinion that the Shares have been duly authorized and when issued and delivered in accordance with the Operating Agreement, dated as of July 31, 1997, by and among the Company, StressGen Gene Therapies Inc., and Canadian Medical Discoveries, Fund Inc., will be validly issued, fully paid and nonassessable.

         We hereby consent to the filing of this opinion as an exhibit to the Registration Statement and to the reference of our firm under the caption "Legal Matters" in the Prospectus filed as a part thereof.

                                 Very truly yours,

                                 /s/ Palmer & Dodge LLP

                                 PALMER & DODGE LLP